                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         H. J. Gruy and Associates, Inc. ("Gruy") hereby consents to all references in the Registration Statement on Form S-2 pertaining to an offering of Common Stock by Swift Energy Company, a Texas corporation (the "Company"), to the following letter reports prepared by Gruy relating to Gruy's audits of Swift's estimates of Swift's proved oil and gas reserves as of the indicated dates:

         o Summary report of Gruy dated June 20, 1995, pertaining to the Company's proved oil and gas reserves as of May 31, 1995

         o Summary report of Gruy dated February 17, 1995, pertaining to certain of the Company's proved oil and gas reserves as of December 31, 1994

         o Summary report of Gruy dated February 14, 1994, pertaining to certain of the Company's proved oil and gas reserves as of December 31, 1993

         o Summary report of Gruy dated February 10, 1993, pertaining to certain of the Company's proved oil and gas reserves as of December 31, 1992



                                        Yours very truly,

                                         /s/ H. J. GRUY AND ASSOCIATES, INC.

                                         H. J. GRUY AND ASSOCIATES, INC.

Houston, Texas
June 20, 1995